UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of Principal Executive Offices)	(Zip Code)

(515) 345-2902
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 25, 2017, EMC Insurance Group Inc. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”). At the Annual Meeting, the stockholders approved the Employers Mutual Casualty Company 2017 Stock Incentive Plan (the “2017 Plan”). The 2017 Plan had previously been approved by the boards of directors of the Company and Employers Mutual Casualty Company (“Employers Mutual”). The 2017 Plan provides for the awarding of qualified and unqualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units and other stock-based awards. The 2017 Plan provides for the grant of equity awards to officers, other key employees, non-employee directors and agents of Employers Mutual who are selected for participation based on their ability to affect the overall performance of Employers Mutual and the Company. A maximum of 1,000,000 shares of Company common stock may be issued under the 2017 Plan. With the approval of the 2017 Plan, equity awards will no longer be granted under the 2007 Employers Mutual Casualty Company Stock Incentive Plan which expired as of the date of the Annual Meeting.

At the Annual Meeting, the stockholders also approved the EMC Insurance Group Inc. 2017 Non-Employee Director Stock Plan (the “2017 Director Plan”). The 2017 Director Plan had previously been approved by the board of directors of the Company. The 2017 Director Plan provides for the awarding of non-qualified stock options, restricted stock, restricted stock units and other stock-based awards to non-employee directors of the Company. A maximum of 150,000 shares of Company common stock may be issued under the 2017 Director Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on June 1, 2017.

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley
President, Chief Executive Officer, Treasurer
and Director